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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 23, 2003

                                CERES GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                     0-8483                    34-1017531
(State or Other Jurisdiction  (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                    Identification Number)

                   17800 ROYALTON ROAD, CLEVELAND, OHIO 44136
                    (Address of principal executive offices)

                                 (440) 572-2400
              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS.

On December 23, 2003, Ceres Group, Inc. entered into a Credit and Security Agreement, among Ceres, the subsidiaries of Ceres which are signatories thereto (as Subsidiary Guarantors), and National City Bank and The CIT Group/Equipment Financing, Inc., as Lenders and National City Bank, as Agent, with respect to a $13.0 million term loan credit facility (the "New Credit Facility"). The proceeds of the New Credit Facility were primarily used to pay off the company's existing term loans pursuant to the February 17, 1999 credit agreement, as amended, among Ceres, various lending institutions and JPMorgan Chase as Administrative Agent (the "Previous Facility").

The New Credit Facility consists of a $4.0 million term loan A with National City Bank with principal payments through March 1, 2007, and a $9.0 million term loan B with CIT with principal payments through June 1, 2008. Both term loans bear interest at floating rates, based on either Prime or LIBOR, plus applicable spreads. The term loans under the Previous Facility bore interest at higher effective rates than the New Credit Facility. In addition, the Previous Facility provided for principal payments through 2005, including final balloon payments of $5.0 million and $0.8 million.

The obligations of Ceres under the New Credit Facility are guaranteed by certain non-regulated subsidiaries of the company and are secured by pledges of the capital stock of Central Reserve Life Insurance Company, Continental General Insurance Company, and certain non-regulated subsidiaries, as well security interests in certain equipment and other tangible property of Ceres and its non-regulated subsidiaries.

Similar to the Previous Facility, the New Credit Facility contains financial covenants relating to leverage, fixed charge coverage, risk-based capital of regulated insurance subsidiaries and tangible net worth. It also has a number of affirmative and negative covenants, including limitations relating to indebtedness, liens, mergers, purchases and sales of assets, investments, dividends and stock repurchases.



ITEM 7.    EXHIBITS.

         Exhibit 10.43 Credit and Security Agreement, dated as of December 23, 2003, among Ceres Group, Inc., as Borrower, the subsidiaries of the Borrower which are signatories thereto, as Subsidiary Guarantors, and National City Bank, The CIT Group/Equipment Financing, Inc., as Lenders and National City Bank, as Agent.

         Exhibit 10.44 Form of Pledge and Security Agreement, dated as of December 23, 2003, between each of Ceres Group, Inc., Ceres Administrators, LLC, Ceres Health Care, Inc., Continental General Corporation, and Western Reserve Administrative Services Inc. and National City Bank as Agent.

         Exhibit 10.45         Term Loan A Note, dated December 23, 2003.

         Exhibit 10.46         Term Loan B Note, dated December 23, 2003



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     CERES GROUP, INC.


                                                     /s/ Kathleen L. Mesel
                                                     ---------------------------
                                                     By:  Kathleen L. Mesel
                                                     Its:   Corporate Secretary

Dated:  January 8, 2004